Exhibit (a)(27)

Air Traveler Attitude and Opinion Study

Conducted for:

Midwest Airlines

April 2007

Methodology

Online survey

306 respondents, Margin of error = +5.7%

Milwaukee metro area

Consumers who flew 3+ round trips in past 12 months


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MIDWEST AIRLINES
Welcome
Thank you for helping Midwest Airlines avoid a hostile takeover by joining the rapidly growing effort to "save the cookie". Over the past few months, Midwest has received hundreds of inquiries expressing support and asking the same question: "What can I do to help?"
The answer is simple. Make your voice heard. Sign the online petition. Forward this site to all of your friends and relatives so they can join the cause. If you're traveling, book and fly Midwest Airlines with confidence. Your support can help "save the cookie" and preserve a better choice for air travelers by keeping Midwest strong and independent.
Fly Midwest
Message to Midwest
Share With a Friend
Sign Petition
Survey Results
I've been raving about how wonderful Midwest is since 1999 when I first moved to Wisconsin and discovered it. I know I'm not the only customer who dreads the possibility of Air Tran taking over Midwest. Please don't let it happen!
- Elizabeth Anderson
About Midwest
Midwest's Response to AirTran
Chip's MySpace Page
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a hostile takeover by joining the rapidly growing effort to "save the cookie". Over the past few months, Midwest has received hundreds of inquiries expressing support and asking the same question: "What can I do to help?"
The answer is simple. Make your voice heard. Sign the online petition. Forward this site to all of your friends and relatives so they can join the cause. If you're traveling, book and fly Midwest Airlines with confidence. Your support can help "save the cookie" and preserve a better choice for air travelers by keeping Midwest strong and independent.
Message to Midwest
Share With a Friend
Sign Petition
Survey Results
The first airline I check when scheduling flights is yours. Please stay the course - Milwaukee residents need you and support you!
- Margaret Otwell
About Midwest
Midwest's Response to AirTran
Chip's MySpace Page
Done
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MIDWEST AIRLINES
Save The Cookie Petition
We, the undersigned, support Midwest Airlines and look forward to its continued operation as an independent airline offering "The best care in the air." I appreciate having a choice of carriers and destinations. I am concerned that a takeover by AirTran Airways would limit my air travel choices, and eliminate my preferred airline, Midwest.
And I do not support a takeover by AirTran Airways and am resolute in my loyalty to Midwest Airlines and my love for chocolate chip cookies.
Midwest Airlines will acknowledge your support via e-mail but will not use this information for any other purpose, nor will we allow anyone else to use this information.
Full Name:
Email:
Sign the Petition
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MIDWEST AIRLINES
"save the cookie" and preserve a better choice for air travelers by keeping Midwest strong and independent.
About Midwest
Midwest's Response to AirTran
Chip's MySpace Page
Done
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start


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MIDWEST AIRLINES
Milwaukee Air Traveler Survey
• 76% named Midwest as their preferred airline.
• 81% would be willing to pay somewhat more to fly Midwest Airlines, assuming the same schedules and destinations.
• 91% rated the overall quality of service of Midwest Airlines as very good or excellent. Only 8% ranked AirTran's overall quality of service as very good or excellent.
• 85% thought the quality of service would become somewhat worse or much worse if AirTran were to takeover Midwest Airlines.
• 72% strongly opposed a takeover by AirTran.
Methodology: Online survey, 306 respondents, Margin of error = ±5.7%, Milwaukee metro area, consumers who flew 3+ round trips in past 12 months, Probe Research Services, Inc.
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MIDWEST AIRLINES
ines avoid
pidly
and fly Midwest Airlines with confidence. Your support can help "save the cookie" and preserve a better choice for air travelers by keeping Midwest strong and independent.
Fly Midwest
Message to Midwest
Share With a Friend
Sign Petition
Survey Results
About Midwest
Midwest's Response to AirTran
Chip's MySpace Page
Done
Internet
start
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Probe
RESEARCH SERVICES, INC.


Number of Round Trips Flown in Past 12 Months
Percent of Respondents
70
60
50
40
30
20
10
0
21
44
36
3 to 4 Round Trips
5 to 10 Round Trips
Over 10 Round Trips


Preferred Airline (Unaided)
Percent of Respondents
100
80
60
40
20
0
76
13
3
2
6
1
Midwest
Northwest
American
AirTran
Others (<1% each)
No Preference



Heard of, Flown Midwest Airlines, AirTran Airways
Percentage Of Respondents
0
20
40
60
80
100
100
95
99
53
Heard of Midwest Airlines
Heard of AirTran Airways
Have Flown Midwest Airlines
Have Flown AirTran Airways


Ratings of Midwest Airlines and AirTran Airways
(Those who had heard of each airline)
Percentage Of Respondents
Comfort of Seating
Overall Quality of Service
Level of Service on Board
Professionalism of Staff
On Time Take Off and Landing
Food Available on Board
Number of Non-Stop Flights to Your Destination
Competitive Cost
Excellent
Very Good
Good
Fair
Poor
Don't Know
Midwest Airlines
AirTran Airways

If AirTran Airways and Midwest Airlines both flew to your destination at the same time and at competitive prices, which would you prefer to fly?


Midwest Airlines 95%
AirTran Airways 1%
No Preference 3%

Are you willing to pay somewhat more than other airlines in order to fly on Midwest Airlines, assuming schedule and destinations are the same?



Yes 81%
No 19%


How much more are you willing to pay to fly Midwest Airlines?
(Those who are willing to pay more)
Median = $50
Percent of Respondents
50
40
30
20
10
0
14
28
37
18
3
Less than $25
$25 - $49
$50
$51-$100
Over $100

Seen or heard anything in the news about AirTran's attempt to acquire Midwest Airlines through a hostile takeover?


Yes 97%
No 3%


Attitude toward a proposed takeover of Midwest Airlines by AirTran Airways
Percent of Respondents
100
80
60
40
20
0
72
14
8
3
1
Strongly Oppose
Somewhat Oppose
Makes No Difference
Somewhat In Favor
Strongly In Favor


If AirTran were to take over Midwest Airlines, how do you think the quality of the service would compare to that currently provided by Midwest Airlines?
Percent of Respondents
80
60
40
20
0
1
2
7
28
57
7
Much Better
Somewhat Better
Same As
Somewhat Worse
Much Worse
Don't Know

If AirTran were to take over Midwest Airlines, which of the following best describes what your attitude would be toward flying AirTran?



Percent of Respondents
70
60
50
40
30
20
10
0
16
49
11
16
3
6
Definitely not fly it
Try to avoid flying it if I didn't have to
Would make no difference to me
Willing to fly AirTran
Would definitely fly AirTran
Don't know